FOR IMMEDIATE RELEASE

Investors:	Valerie Haertel	Media:	Lowell Weiner
	(201) 269-5781		(201) 269-6986
	valerie_haertel@medco.com		lowell_weiner@medco.com
Medco Updates Pharmacy Benefit Services Agreement
FRANKLIN LAKES, N.J., July 21, 2011 — Medco Health Solutions (NYSE:MHS) today disclosed that after several months of discussions, its pharmacy benefit services agreement with UnitedHealthcare would not be renewed.
Medco will continue serving UnitedHealthcare clients through the expiration of the current agreement on Dec. 31, 2012, and will work closely with the organization to ensure a smooth and orderly transition.
About Medco
Medco Health Solutions, Inc. (NYSE: MHS) is pioneering The world’s most advanced pharmacy® and its clinical research and innovations are part of Medco making medicine smarter™ for approximately 65 million members.
With more than 20,000 employees worldwide dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2010 revenues of $66 billion, Medco ranks 34th on the 2011 Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.
For more information, go to http://www.medcohealth.com.
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.
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